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                                                                    EXHIBIT 99.4


                      [THIS FORM OF CONSENT IS TO BE USED
                      ONLY IF CEDE & CO. IS THE HOLDER OF
                                    RECORD]

                          DEEPTECH INTERNATIONAL INC.
                            FORM OF WRITTEN CONSENT
                                       OF
                                  STOCKHOLDER

                         PURSUANT TO SECTION 228 OF THE
                      GENERAL CORPORATION LAW OF DELAWARE

     The undersigned, being the holder of record of the shares (the "Shares") of common stock, par value $0.01 per share, of DeepTech International Inc., a Delaware corporation (the "Corporation"), listed below, HEREBY CONSENTS IN WRITING, in accordance with Section 228 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and By-Laws of the Corporation, to the adoption of the following resolution and the taking of all action permitted thereby, without a meeting, without prior notice and without a vote.

          RESOLVED, that the Agreement and Plan of Merger, dated as of February 27, 1998 (the "Merger Agreement"), as amended by Amendment No. 1 dated
                 , 1998 (as amended, the "Amended Merger Agreement"), among DeepTech, El Paso Natural Gas Company ("El Paso"), El Paso Acquisition Company, a wholly owned subsidiary of El Paso ("Merger Sub") and El Paso Energy Corporation, a wholly owned subsidiary of El Paso ("El Paso Energy"), and the merger contemplated by the Amended Merger Agreement be, and they hereby are approved, adopted, ratified and confirmed in all respects.

     While Cede & Co. is furnishing this consent as the stockholder of record of the Shares, it does so at the request of [Name of Participant] and only as a nominal party for the true party in interest, [Name of Beneficial Owner]. Cede & Co. has no interest in this matter other than to take those steps which are necessary to ensure that [Name of Beneficial Owner] is not denied his rights as the beneficial owner of the Shares, and Cede & Co. assumes no further responsibility in this matter.

     The name and address of the beneficial owner and the number of Shares owned by such beneficial owner are as follows:

                      NAME AND ADDRESS
                    OF BENEFICIAL OWNER                        NUMBER OF SHARES
                    -------------------                        ----------------

     IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of
the      day of           , 1998.

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